Exhibit 99.1

STIPULATION AND AGREEMENT OF

COMPROMISE, SETTLEMENT AND RELEASE

This Stipulation and Agreement of Compromise, Settlement and Release (the “Stipulation” or the “Settlement”) is entered into by counsel for plaintiffs in Roof et al v. Sterling C. Scott et al., 2:14−cv−03777−CAS (JEM) (C.D. Ca.), Steve Roof (“Derivative Plaintiff” or “Plaintiff”), counsel for the Individual Defendants1 , and counsel for nominal defendant GrowLife, Inc. (“GrowLife” or the “Company” and, collectively with the Individual Defendants, “Defendants”) (collectively, the “Parties”), and is hereby submitted for approval by the United States District Court for the Central District of California (the “Federal Court”).

WHEREAS:

A.        On April 18, 2014, a stockholder of the Company filed a securities class action in the Federal Court, seeking to represent a class of purchasers of the Company’s stock against the Company and certain of the Individual Defendants here, alleging that the Company made materially false and misleading statements in press releases and SEC filings and asserting claims for (1) violations of Section 10(b) and Rule 10b-5, and (2) violations of Section 20(a) of the Securities Exchange Act (the “Exchange Act”).  Two additional similar actions were filed in the Federal Court, and those actions were consolidated on July 23, 2014, styled Romero et al., v. GrowLife, Inc. et al., Master File No. CV14-3015-CAS(JEMx) (the “Securities Class Action”). GrowLife and the other named defendants disputes the allegations in all Complaints filed against GrowLife and the other named defendants.

_________________________

1           Individual Defendants refers to Sterling C. Scott, Marco Hegyi, Rob Hunt, Alan Hammer, Anthony Ciabattoni, and Jeff Giarraputo.

Exhibit A

B.        The Derivative Plaintiff filed his derivative complaint in the Federal Court on May 15, 2014, styled Roof et al v. Sterling C. Scott et al., 2:14−cv−03777−CAS (JEM) (C.D. Ca.), asserting that the Individual Defendants, while acting as members of the Company’s Board of Directors or as a Company officer, breached their fiduciary duties under Delaware law based on related facts and circumstances in the Securities Class Action, which allegations the defendants named in this action dispute.

C.        To resolve their differences, the Parties believed that it would be beneficial to mediate the claims through private mediation and to attempt to come to a universal resolution of the claims in both the Securities Class Action and Derivative Action.  All parties agreed to mediation before the same mediator, Hon. John Leo Wagner (Ret.).

D.        On September 15, 2014, Lead Counsel for the Securities Class Action filed a Stipulation to Stay Action Pending Mediation and a [Proposed] Order Granting Stipulation to Stay Action Pending Mediation.

E.        On September 16, 2014, the Court granted the Order to Stay Action Pending Mediation and permitted the parties ninety (90) days to conduct mediation and attempt to resolve the case out-of-court.

F.        On October 27, 2014, Derivative Plaintiff submitted a confidential mediation statement to Hon. John Leo Wagner (Ret.).  The Derivative Plaintiff’s mediation statement discussed, among other things, the background of the Derivative Action, subsequent factual developments, the strengths in the Derivative Action, and the possible settlement of the Derivative Action.

G.        Also, the Individual Defendants submitted a mediation statement to Hon. John Leo Wagner (Ret.) shortly before mediation.

Exhibit A

H.        On October 28, 2014, the Parties participated in a full-day mediation with Hon. John Leo Wagner (Ret.), but this did not resolve all outstanding claims.

I.         After the October 28, 2014 mediation, the Parties continued thereafter to work towards a resolution of both the Securities Class Action and the Derivative Action with each other and with the assistance of the mediator, including but not limited to, in person and telephonic meetings for the Company, and counsel for Plaintiffs in the Securities Class action and Derivative Action.

J.         Status Reports concerning mediation and settlement negotiations were filed on October 16, 2014 and November 14, 2014.

K.        On December 8, 2014, Lead Counsel for the Securities Class Action filed a Stipulation to Extend Stay and Continue Status Conference Pending Settlement Negotiations, which the Court granted on December 9, 2014.

L.        Status Reports concerning extended settlement negotiations were filed on December 15, 2014 and December 18, 2014.

M.        As a result of the Parties’ arm’s-length discussions and negotiations, including during and subsequent to the October 28, 2014 mediation, on December 31, 2014, the Parties in the Derivative Action reached an agreement in principle, with certain contingencies, including Confirmatory Discovery, to be met, providing for the settlement of the Derivative Actions on the terms and conditions set forth below, which will include but are not limited to a release of all claims in the Derivative Action.

N.        Beginning on March 19, 2015, Defendants produced to counsel for Derivative Plaintiff certain documents and information as Confirmatory Discovery, including the Company’s current corporate governance polices, the Company’s use of insurance policies that

Exhibit A

may provide coverage in the Derivative Action, the cost of litigation and resolution of the Securities Class Action, investigations, and other related matters, and relevant Board minutes, for the sole purpose of allowing counsel in the Derivative Action to assess the reasonableness and adequacy of the proposed Settlement.

O.        Counsel for the Derivative Plaintiff has thoroughly reviewed and analyzed the facts and circumstances relating to the claims asserted in the Derivative Action, including conducting arm’s length discussions with counsel to Defendants, reviewing publicly available information, analyzing the Confirmatory Discovery, reviewing applicable case law and other authorities.  Plaintiff in the Derivative Action brought his claims in good faith and continues to believe that his claims have legal merit.  However, Plaintiff recognizes that there are legal and factual defenses to the claims asserted in the Derivative Action, which present substantial risks to the successful resolution of any litigation, especially in complex shareholder derivative litigation such as the Derivative Action.  Accordingly, in light of these risks and based on their evaluation of the claims and their substantial experience, counsel for Derivative Plaintiff has determined that the Settlement, which confers substantial benefits upon the Company and its stockholders, is fair, reasonable and adequate, and in the best interests of the Company and its stockholders.

P.        Defendants have vigorously denied, and continue vigorously to deny, all allegations of wrongdoing, fault, liability or cognizable damage to the Company, deny that they engaged in any wrongdoing, deny that they committed any violation of law, deny that they acted improperly in any way, believe that they acted properly at all times, believe the Derivative Actions have no merit, and maintain that they have committed no disclosure violations or any other breach of duty whatsoever.  Defendants are entering into this Settlement solely because they consider it desirable that the Derivative Action be settled and dismissed with prejudice in

Exhibit A

order to, among other things, (i) eliminate the burden, inconvenience, expense, uncertainty and distraction of further litigation; and (ii) finally put to rest all claims that were or could have been asserted against Defendants in the Derivative Action.

Q.        Based on the foregoing, the Parties believe that it is reasonable and appropriate to seek approval of the Settlement by the Court based upon the terms set forth herein and the benefits and protections to be provided thereby.

NOW THEREFORE, IT IS STIPULATED AND AGREED, subject to approval by the Court pursuant to Federal Rule of Civil Procedure 23.1, by and between the undersigned counsel for the Parties, in consideration of the benefits flowing to the Parties from, and as described in, the Settlement, that all Released Claims (as defined below) shall be and hereby are fully and finally compromised, settled, released and discontinued, and that the Derivative Actions shall be dismissed with prejudice on the merits and without costs (except as provided herein) as to all Released Parties upon the terms and conditions herein.

DEFINITIONS

In addition to the terms defined above, the following additional terms shall have the meanings specified below:

1.        “Final Approval” of the Settlement means the date, following the Court’s entry of the Order and Final Judgment, on which the Order and Final Judgment is final and no longer subject to appeal or further review, whether as a result of affirmance on or exhaustion of any possible appeal or review, lapse of time or otherwise, provided, however, and notwithstanding any provision to the contrary in this Settlement, Final Approval of the Settlement shall not include, and the Settlement is expressly not conditioned upon, the approval of an application for attorneys’ fees and the reimbursement of expenses to Lead Counsel as contemplated in below or any appeal or further review related thereto.

Exhibit A

2.         Plaintiffs’ Derivative Counsel means the law firms of Lifshitz & Miller and Reich Radcliffe & Hoover LLP.

3.         Plaintiffs’ Lead Counsel means Lifshitz & Miller.

4.         Plaintiffs’ Liaison Counsel means Reich Radcliffe & Hoover LLP.

5.         “Notice” means the Notice of Settlement of Stockholder Derivative Litigation, substantially in the form attached hereto as Exhibit C.

6.         “Notice Costs” means the costs and expenses incurred in providing notice of the Settlement to Company stockholders.

7.         “Order and Final Judgment” means an order entered by the Court, substantially in the form attached hereto as Exhibit D, finally approving the Settlement and dismissing the Derivative Action with prejudice on the merits and without costs to any party (except as provided in Paragraphs 23 and 26 below).

8.         “Person” means any individual, corporation, professional corporation, limited- liability company, partnership, limited partnership, limited-liability partnership, association, joint-stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives or assignees.

9.         “Preliminary Approval Order” means an order entered by the Court, substantially in the form attached hereto as Exhibit B, setting forth the date for a Settlement Hearing on the proposed Settlement, directing notice thereof and preliminarily determining, for purposes of the Settlement only, that the Derivative Actions are properly maintained as shareholder derivative actions on behalf of the Company.

Exhibit A

10.       “Released Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims (defined below), whether based on state, local, foreign, federal, statutory, regulatory, common or other law or rule, brought or that could be brought derivatively or otherwise by or on behalf of the Company against any of the Released Parties (defined below), which now or hereafter are based upon, arise out of, relate in any way to, or involve, directly or indirectly, any of the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, facts, practices, events, claims or any other matters, things or causes whatsoever, or any series thereof, that are, were, could have been, or in the future can or might be alleged, asserted, set forth, claimed, embraced, involved or referred to in the Derivative Action and relate to, directly or indirectly, the subject matter of the Derivative Action in any court, tribunal, forum or proceeding, including, without limitation, any and all claims by or on behalf of the Company which are based upon, arise out of, relate in any way to, or involve, directly or indirectly any of the allegations in any complaint or amendment(s) thereto filed in the Derivative Action or any action consolidated into any such actions; provided, however, that the Released Claims shall not include claims to enforce this Settlement.  For the avoidance of doubt, the Released Claims do not include (1) any direct claims on behalf of present or former Company stockholders that are being prosecuted in the Securities Class Action; (2) in the event of an adverse judgment in the

Exhibit A

Securities Class Action, claims, if any, by the Company to recover fees and expenses advanced by the Company in the Securities Class Action against any person for whom the Company has advanced fees and expenses in such actions; or (3) in the event of a payment of money damages by the Company in satisfaction of a judgment against the Company in the Securities Class Action, claims, if any, by the Company for contribution.

11.       “Released Parties” means (i) Sterling C. Scott, Marco Hegyi, Rob Hunt, Alan Hammer, Anthony Ciabattoni, and Jeff Giarraputo; (ii) any other individual or entity that was originally named as a defendant in the Derivative Action or any of the constituent actions underlying the Derivative Action or any action consolidated into any such actions; (iii) all other current and former employees, officers, directors and advisers of the Company; and (iv) for each and all of the foregoing persons or entities (but only to the extent such persons are released as provided above), any and all of their respective past or present family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited-liability companies, corporations, parents, subsidiaries, divisions, affiliates, associated entities, stockholders, principals, officers, managers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, lenders, commercial bankers, attorneys, personal or legal representatives, accountants and associates.

12.       “Releases” means the releases set forth in Paragraphs 16and 17 below.

Exhibit A

13.       “Settlement Hearing” means the hearing at which the Court will review the adequacy, fairness and reasonableness of the Settlement and determine whether to issue the Order and Final Judgment.

14.       “Unknown Claims” means any claims of Plaintiff or the Company or any Company stockholder that he, she or it does not know or suspect exist in his, her or its favor at the time of the release of the Released Claims as against the Released Parties, including without limitation those which, if known, might have affected the decision to enter into or object to the Settlement.

SETTLEMENT CONSIDERATION

15.       In connection with the Settlement, the Company has agreed to implement a program of corporate-governance reforms described in Exhibit A hereto that is tailored to address the particular allegations made in the Derivative Action.

RELEASES

16.       Upon Final Approval, Plaintiff, the Company and by operation of law the Company’s stockholders shall and hereby do completely, fully, finally, and forever release, relinquish, settle, and discharge each and all of the Released Parties from and with respect to any and all of the Released Claims, and will be forever barred and enjoined from commencing, instituting or prosecuting any action or proceeding, in any forum, asserting any of the Released Claims against any of the Released Parties.

17.       Upon Final Approval, Defendants, individually and collectively, shall and hereby do completely, fully, finally and forever release, relinquish, settle, and discharge each and all of the Plaintiff, Plaintiff’s Lead Counsel, and all other plaintiffs’ counsel from and with respect to any and all claims arising out of or relating to the initiation, prosecution, and resolution of the Derivative Action, excepting any claim to enforce the Stipulation or Settlement.

Exhibit A

EFFECT OF RELEASES

18.       The Released Claims include any and all Unknown Claims.  With respect to any of the Released Claims, the parties stipulate and agree that upon Final Approval of the Settlement, Plaintiff and the Company shall have, and each Company stockholder shall be deemed to have, and by operation of the final order and judgment by the Court shall have, expressly waived, relinquished and released any and all provisions, rights and benefits conferred by or under California Civil Code § 1542 or any law or principle of common law of the United States or any state or territory of the United States which is similar, comparable or equivalent to California Civil Code § 1542, which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Plaintiffs and the Company acknowledge, and all Company stockholders by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Claims, but that it is the intention of Plaintiff, the Company and all Company stockholders by operation of law, to completely, fully, finally and forever extinguish any and all Released Claims, known or unknown, suspected or unsuspected, which now exist, heretofore existed or may hereafter exist, and without regard to the subsequent discovery of additional or different facts.  Plaintiff and the Company acknowledge, and all Company stockholders by operation of law shall be deemed to have acknowledged, that the inclusion of “Unknown Claims” in the definition of “Released Claims” was separately bargained for and was a material element of the Settlement and was relied upon by each and all of Defendants in entering into the Settlement Agreement.

Exhibit A

PRELIMINARY APPROVAL

19.       As soon as practicable after the Stipulation has been executed, the parties to the Derivative Action shall jointly submit this Stipulation, together with its related documents, to the Court and request entry of the Preliminary Approval Order:  (a) preliminarily determining that the Derivative Action is properly brought as a shareholder derivative action; (b) preliminarily approving the Settlement; (c) setting a date for hearing of a motion for final approval of the Settlement and Lead Counsel’s application for an award of attorneys’ fees and expenses; (d) directing the form and manner of Notice to stockholders of the Settlement and of their right to object; (e) setting dates for the receipt of objections and the filing of final approval papers; (f) staying all proceedings in the Derivative Action except as may be necessary to implement the Settlement; and (g) granting such other and further relief as the Court deems just and proper.

NOTICE

20.       Notice of the proposed Settlement shall be provided to Company stockholders in the following manner (or in such other manner directed by the Court):  (i) the Company shall cause the Stipulation to be filed with the Securities and Exchange Commission on Form 8-K; (ii) the Company shall post a link to the Stipulation and Notice on the Company’s website; and (iii) the Company shall publish the Notice via a national wire service.

21.       The Company shall bear all Notice Costs related to promulgating notice in the manner set forth in items (i), (ii), and (iii) above.

STAY OF PROCEEDINGS

22.       The parties agree to abide by and seek the continuation of the stay of proceedings in the Derivative Action and not to initiate any proceedings other than those related to the Settlement itself.

Exhibit A

DISMISSAL WITH PREJUDICE

23.       If the Settlement is approved by the Court, the Parties shall jointly and promptly request that the Court enter the Order and Final Judgment in the Derivative Action substantially in the form attached hereto as Exhibit D.

CONDITIONS OF SETTLEMENT

24.       The Settlement (including the Releases given pursuant to the terms of this Stipulation) shall be null and void and of no force and effect, unless otherwise agreed by the Parties in accordance with Paragraph 45 herein, if:  (i) the Court does not enter the Order and Final Judgment; (ii) the Derivative Action is not dismissed with prejudice against all Defendants, without the award of any damages, costs, fees or the grant of further relief; or (iii) the Settlement does not obtain Final Approval for any reason.  In addition, Defendants shall have the right in their sole discretion to terminate this Settlement in the event that any Released Claim is commenced or prosecuted against any of the Released Parties in any court prior to Final Approval of the Settlement and (following a motion by any Defendant) is not dismissed with prejudice or stayed pending Final Approval of the Settlement.  In the event of such termination, this Stipulation shall be deemed null and void (except as provided in Paragraph 32 below).  The Parties shall be deemed to be in the respective positions they were in prior to the execution of this Stipulation.

ATTORNEYS’ FEES

25.       Plaintiff’s Lead Counsel intends to apply to the Court for an award of fees and expenses in connection with the Derivative Action (the “Fee Application”), which shall be the only fee application made by counsel for any plaintiff in the Derivative Action.  Defendants agree not to oppose a reasonable fee and expense application by Plaintiff and his counsel in the Derivative Action in an amount up to One Hundred and Fifty Thousand Dollars ($150,000.00)

Exhibit A

consistent with but not dependent on the Parties global settlement obtained through mediation in order to avoid a contested application, but Defendants otherwise reserve all rights with respect to the Fee Application.  The Parties acknowledge and agree that any fees and expenses awarded by the Court in the Derivative Action, shall be directed to be paid within five (5) business days after entry of the Order and Final Judgment approving the Settlement.

26.       The fee and expense amount (the “Fee and Expense Amount”) as awarded by the Court shall be caused to be wired to Plaintiff’s Lead Counsel in the Derivative Action within five (5) business days after entry of the Order and Final Judgment.

27.       Plaintiff’s Lead Counsel shall determine how to allocate the Fee and Expense Amount amongst counsel for Derivative Plaintiff.  Defendants have no responsibility for, and no liability whatsoever with respect to, the allocation of the Fee and Expense Amount among counsel for Derivative Plaintiff and/or to any other Person who may assert some claim thereto.

28.       Plaintiff’s Lead Counsel may also submit an application to the Court for the awarding of an incentive amount of up to $1,000.00 for Plaintiff to be paid from the Fee and Expense Amount as may be awarded by the Court.

29.       Neither the resolution of, nor any ruling regarding, the Fee Application or any award of attorneys’ fees and expenses shall be a precondition to the Settlement or the dismissal of the Derivative Actions with prejudice and entry of the Order and Final Judgment in accordance with the terms of the Stipulation.  The Court may consider and rule upon the fairness, reasonableness and adequacy of the Settlement independently of the Fee Application and any fee award, and any failure of the Court to approve the Fee Application in whole or in part shall have no impact on the effectiveness of the Settlement.  Notwithstanding anything in this Stipulation to the contrary, the effectiveness of the Releases and the other obligations of the parties under the

Exhibit A

Settlement (except with respect to the payment of attorneys’ fees and expenses) shall not be conditioned upon or subject to the resolution of any appeal from any order, if such appeal relates solely to the issue of any award of attorneys’ fees or the reimbursement of expenses.

30.       Defendants and their counsel shall have no responsibility for, and no liability whatsoever with respect to, the allocation among counsel for Derivative Plaintiff of any fees or expenses awarded by the Court.  Any dispute regarding any allocation of fees or expenses among counsel for Derivative Plaintiff shall have no effect on the Settlement.  The payment of any fees and expenses by the Company shall be subject to counsel for Derivative Plaintiff’s joint and several obligation to make appropriate refunds or repayments of the applicable portion of the fee received, if, as a result of any further proceedings or collateral attack, the amount of the fee awarded is reduced or the judgment of dismissal as contemplated in the Settlement Agreement is not accorded full effect or the Defendants withdraw from the Settlement in accordance with the terms of the Stipulation.

COOPERATION

31.       The Parties and their respective counsel agree to cooperate fully with one another in seeking the Court’s approval of the Settlement and to use their best efforts to effect the consummation of this Stipulation and the Settlement (including, but not limited to, resolving any objections raised with respect to the Settlement).

32.       The Parties may agree to reasonable extensions of time to carry out any of the provisions of this Stipulation to the extent that such deadlines have not been so ordered by the Court.

33.       If any of the Released Claims are asserted or continue to be litigated against any of the Released Parties in any court prior to Final Approval of the Settlement, Plaintiff and his counsel shall join, if requested by Defendants, in any motion to dismiss or stay such proceedings

Exhibit A

and otherwise shall use their reasonable efforts to cooperate with Defendants to effect a withdrawal or dismissal of the claims.

STIPULATION NOT AN ADMISSION

34.       The existence of this Stipulation, its contents and any negotiations, statements or proceedings in connection therewith will not be argued to be, and will not be construed or deemed to be, a presumption, concession or admission by any of the Released Parties or any other person of any fault, liability or wrongdoing as to any facts or claims alleged or asserted in the Derivative Action or otherwise or that the Company, Plaintiffs, Plaintiff’s Lead Counsel, any present or former stockholders of the Company or any other person, have suffered any damage attributable in any manner to any of the Released Parties.  Nor shall the existence of this Stipulation and its contents or any negotiations, statements or proceedings in connection therewith be construed as a presumption, concession or admission by Plaintiffs, Plaintiff’s Lead Counsel of any lack of merit of the Released Claims, or that the Company has not suffered cognizable damages caused by Defendants.  The existence of the Stipulation, its contents or any negotiations, statements or proceedings in connection therewith, shall not be offered or admitted in evidence or referred to, interpreted, construed, invoked or otherwise used by any person for any purpose in the Derivative Action or otherwise, except as may be necessary to effectuate the Settlement.  This provision shall remain in force in the event that the Settlement is terminated for any reason whatsoever.  Notwithstanding the foregoing, any of the Released Parties may file the Stipulation or any judgment or order of the Court related hereto in any other action that may be brought against them, in order to support any and all defenses or counterclaims based on res judicata, collateral estoppel, release, good-faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

Exhibit A

NO WAIVER

35.       Any failure by any party to insist upon the strict performance by any other party of any of the provisions of this Stipulation shall not be deemed a waiver of any of the provisions hereof, and such party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of this Stipulation by such other party.

36.       No waiver, express or implied, by any party of any breach or default in the performance by the other party of its obligations under this Stipulation shall be deemed or construed to be a waiver of any other breach, whether prior, subsequent, or contemporaneous, under this Stipulation.

AUTHORITY

37.       This Stipulation will be executed by counsel to the Parties, each of whom represents and warrants that he or she has been duly authorized and empowered to execute this Stipulation on behalf of such party, and that it shall be binding on such party in accordance with its terms.

SUCCESSORS AND ASSIGNS

38.       This Stipulation is, and shall be, binding upon, and inure to the benefit of, the Parties and their respective agents, executors, administrators, heirs, successors and assigns; provided, however, that no Party shall assign or delegate its rights or responsibilities under this Stipulation without the prior written consent of the other Parties.

GOVERNING LAW AND FORUM

39.       This Stipulation, and any dispute arising out of or relating in any way to this Stipulation, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict-of-laws principles. Each of the Parties:  (i) irrevocably submits to the personal jurisdiction of any state or federal

Exhibit A

court sitting in Los Angeles, California, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, in any suit, action or proceeding arising out of or relating to this Stipulation and/or the Settlement; (ii) agrees that all claims in respect of such suit, action or proceeding shall be brought, heard and determined exclusively in the Court (provided that, in the event that subject-matter jurisdiction is unavailable in the Court, then all such claims shall be brought, heard and determined exclusively in any state court sitting in Los Angeles, California); (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court; (iv) agrees not to bring any action or proceeding arising out of or relating to this Stipulation in any other court; and (v) EXPRESSLY WAIVES THE RIGHT TO A JURY TRIAL, AND AGREES NOT TO PLEAD OR TO MAKE ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING IS SUBJECT (IN WHOLE OR IN PART) TO A JURY TRIAL.  Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding brought in accordance with this paragraph.  Each of the Parties further agrees to waive any bond, surety or other security that might be required of any other Party with respect to any such action or proceeding, including an appeal thereof.  Each of the Parties further consents and agrees that process in any such suit, action or proceeding may be served on such Party by certified mail, return receipt requested, addressed to such Party or such Party’s registered agent in the state of its incorporation or organization, or in any other manner provided by law, and in the case of Plaintiff by giving such written notice to Plaintiff’s Lead Counsel at their addresses set forth in the signature blocks below.

WARRANTY

40.       Plaintiff’s Lead Counsel represents on behalf of its respective client, that (i) its client has been a continuous stockholder of the Company at all times relevant to the allegations in the Derivative Action and through the date of this Stipulation; and (ii) none of the Released

Exhibit A

Claims has been assigned, encumbered or in any manner transferred in whole or in part, and that they and their respective clients will not attempt to assign, encumber or in any manner transfer in whole or in part any of the Released Claims.

41.       Each party represents and warrants that the party has made such investigation of the facts pertaining to the Settlement provided for in this Stipulation, and all of the matters pertaining thereto, as the party deems necessary and advisable.

ENTIRE AGREEMENT

42.       This Stipulation and the attached exhibits constitute the entire agreement among the Parties with respect to the subject matter hereof, supersede all prior or contemporaneous oral or written agreements, understandings or representations.  All of the exhibits hereto are incorporated by reference as if set forth herein verbatim, and the terms of all exhibits are expressly made part of this Stipulation.

INTERPRETATION

43.       Each term of this Stipulation is contractual and not merely a recital.

44.       This Stipulation will be deemed to have been mutually prepared by the Parties and will not be construed against any of them by reason of authorship.

45.       Section and/or paragraph titles have been inserted for convenience only and will not be used in determining the terms of this Stipulation.

46.       The terms and provisions of this Stipulation are intended solely for the benefit of the Parties, and their respective successors and permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights or remedies upon any other person or entity, except with respect to (a) any attorneys’ fees and expenses to be paid to Plaintiff’s Lead Counsel pursuant to the terms of this Stipulation; and (b) the Released Parties who are not signatories

Exhibit A

hereto and who shall be third-party beneficiaries under this Stipulation entitled to enforce it in accordance with its terms.

AMENDMENTS

47.       This  Stipulation   may not be amended,   changed,  waived,  discharged   or terminated (except  as explicitly   provided   herein),  in whole  or in part,  except  by an instrument   in writing signed  by the parties  to this  Stipulation.    Any  such written  instrument   signed  by the parties  to this Stipulation   shall  be effective  upon  approval  of the Court,  without  further  notice  to Company stockholders,   unless  the Court  requires  such notice.

COUNTERPARTS

48.       This  Stipulation   may be executed  in any number  of actual,  telecopied   or electronically   mailed  counterparts   and  by each  of the different  parties  on several  counterparts, each of which  when  so executed  and delivered  will be an original.   This  Stipulation   will become effective  when  the actual  or telecopied   counterparts   have  been  signed  by each  of the parties  to this Stipulation   and delivered  to the other  parties.   The executed   signature  page(s)  from  each actual,  telecopied   or electronically   mailed  counterpart   may be joined  together  and  attached  and will  constitute   one and the same  instrument.

IN WITNESS WHEREOF, the parties have caused this Stipulation, dated as of April 6, 2015, to be executed by their duly authorized attorneys.

LIFSHITZ   & MILLER

By: /s/ Josh Lifshitz

Joshua M. Lifshitz

821 Franklin Avenue

Suite 209

Garden City, New York 11530

(516) 493-9780

jml@jlclasslaw.com

Counsel for Plaintiff Steve Roof and Proposed Lead Counsel

Exhibit A

Counsel for Plaintiff Steve Roof and Proposed Lead Counsel

HORWITZ + ARMSTRONG

By: /s/ John R. Armstrong

John R. Armstrong

26475 Rancho Parkway South

Lake Forest, CA 92630

Tel: 949-540-6540

Email: jarmstrong@horwitzarmstrong.com

Counsel for Nominal Defendant GrowLife, Inc. and the Individual Defendants

Exhibit A

Exhibit A

APPENDIX A

CORPORATE GOVERNANCE TERM SHEET

CREDIT FOR PRIOR ACTIONS TAKEN BY GROWLIFE1

Since the Steve Roof vs. Sterling C. Scott, et. al., 2:14−cv−03777−CAS (JEM) (the “Roof Derivative  Action”)  was  filed,  the  GrowLife  Board  approved  and  implemented  a  Code  of Conduct & Ethics in addition to corporate charters including the Audit Committee Charter, Compensation Committee Charter, Nominations and Governance Committee Charter and the Insider Trading Policy and the First Amended and Restated By-Laws in addition to the Companywide restructure of its leadership team and resignations of defendants Hunt and Scott as  members  of  the  Board  of  Directors,  and  John  Genesi,  CFO  and  Integrity  Media,  the Company’s IR/PR service provider.  Accordingly, GrowLife shall acknowledge that the filing and prosecution of the Roof Derivative Action was a contributing factor in bringing about the corporate governance instituted by the Company.

CORPORATE REFORM

Whereas, GrowLife and the Individual Defendants have voluntarily instituted certain corporate governance following the problems at the Company as claimed in the Roof Derivative Action, Plaintiff Roof recommends and requires that Defendants adopt additional resolutions, amend its By-Laws, amend appropriate committee charters, and revise the Code of Ethics to ensure adherence to the following Corporate Governance Policies (the “Reforms”) set forth below within sixty (60) days of final approval of any settlement of the Roof Derivative Action.

GrowLife and the Board shall implement and maintain these Reforms for at least five (5) years from the final settlement and may modify the Reforms herein at that time only upon a super-majority (75%) vote of GrowLife’s then-sitting independent directors. Any modification of the Reforms shall be publicly reported by GrowLife, otherwise the Reforms in this document shall continue for an additional five (5) years. GrowLife and the Board agree that Plaintiff Roof was a material factor in GrowLife’s decision to adopt the following Reforms.

The Company expects to call for a shareholder meeting after the filing for the Form 10-K for 12/31/14 and hold the meeting by May 31, 2015.  The shareholders will be asked to approve at a minimum;

(i)        to nominate directors consistent with what is referenced within this term sheet;

(ii)       elect directors consistent with what is referenced within this term sheet; and

(iii)      an amended and restated articles of incorporation;

I.    NEW BOARD SEATS

_________________________

1 The term “GrowLife” as is used in the corporate reforms shall mean GrowLife, Inc.

Exhibit A

The minimum size of the Board shall seek to fill the seven seats within one year after Court approval of the settlement, which will meet the seven members stated in the by-laws. The new directors shall have experience in corporate governance and related legal and regulatory regimes. The new directors shall be nominated by the board of directors and approved by the shareholders.

a.         Candidate Identification - Shareholder Input. As soon as reasonably practicable after court approval of the settlement, the Board shall seek to identify potential candidates for the new director position.  Only candidates that would qualify as an Independent Director (as defined in Paragraph 2 below) will be considered. The Board’s Nominating and Governance Committee (the “Nominating & Governance Committee”) shall contact each individual or entity holding 1% or more of GrowLife’s common stock for the purpose of requesting that such shareholder or shareholders provide the name or names of candidates for GrowLife’s Board. The Board shall submit the names of the individuals determined to be qualified to the Nominating & Governance Committee for review.

b.         Selection Process. Following an initial background and suitability review, the Nominating & Governance Committee shall conduct a thorough review of each candidate (including commissioning detailed background checks and interviews of candidates and others who may have relevant information) and on the basis of this review select from among them the candidate for recommendation to the Board. The Board shall, in the exercise of its business judgment and subject to its fiduciary duties, elect the candidate or direct the Nominating & Governance Committee to identify, review and recommend additional candidates for the Board’s consideration until the additional Board position(s) are filled. The Nominating & Governance Committee charter annexed to the Company’s Form 8-K dated June 9, 2014 shall be amended to reflect these changes.

c.         Additional Term of Selected Directors. After his or her initial appointment to the Board, the Board shall  nominate the selected director at the next annual election at which directors  are elected,  subject  only to  dismissal  for mis-,  mal-,  or non-feasance based  on  a reasonable investigation and vote of a majority of the Independent Directors as set forth herein and in compliance with Delaware law.

II.        INDEPENDENT CHAIRMAN OF THE BOARD

GrowLife shall change its existing policy to now affirmatively require that the roles of Chairman of the Board and Chief Executive Officer (“CEO”) be separate.  Only a director who meets the definition of “Director Independence” set forth below in Section VI. may serve as Chairman of the Board.  The performance of the Chairman of the Board shall be evaluated by the Board annually.  Where the Board Chairman is not sufficiently active or effective in providing meaningful leadership of the Board’s core oversight functions, he or she shall be replaced. GrowLife’s bylaws shall provide for an annual election of the Board Chairman by secret ballot with a two-year (2) maximum term limit.  The Independent shall have the following additional powers and responsibilities:

2

Exhibit A

a.         To determine the appropriate flow of information from management to the Board necessary for the Board to effectively and responsibly perform its functions in consultation with other Board members, and to require management to provide information and materials to the Board at the Chairman’s discretion;

b.         To facilitate Board and Shareholder meetings and agendas;

c.         To assist the Board and GrowLife’s executive officers in ensuring compliance with all applicable corporate and securities laws, related rules and regulations, and oversee any necessary revisions to GrowLife’s governance policies in this area;

d.         To lead the Board’s oversight of the adoption, implementation and compliance with the Reforms set forth herein; and

e.         To lead the Board’s evaluation, along with the Compensation Committee and full Board, of the performance of GrowLife’s CEO, and to participate in the Board’s communication of its evaluation and performance expectations.

III.      DIRECTOR TERM LIMITS

No person shall serve as a member of the GrowLife Board for more than ten (10) years.

IV.      MANDATORY ATTENDANCE OF DIRECTORS AT ANNUAL

            SHAREHOLDER MEETINGS

The majority members of the Board shall attend each annual shareholder meeting in person, (absent extraordinary circumstances, the remaining directors shall participate via phone or other electronic method) and during the annual shareholder meeting shareholders shall have the right to ask questions, both orally and in writing, and receive answers and discussion where appropriate from the CEO and members of the Board. Such discussion shall take place regardless of whether those questions have been submitted in advance.

V.        LIMITED DIRECTOR ENGAGEMENTS OUTSIDE OF GROWLIFE

GrowLife shall revise its Nominations and Governance Charter to include the following provision:

A director sitting on the Audit Committee shall not serve on the audit committees of more than two other public companies’ boards of directors, without explicit approval by a majority of the Board.  All other directors shall not serve on more than three other public companies’ boards of directors, without explicit approval by a majority of the Board.

VI.       DIRECTOR INDEPENDENCE

A majority of the directors on the Board shall be an “independent director,” as defined below.  To be deemed “independent” in any calendar year, an independent director would have to satisfy the following qualifications:

3

Exhibit A

a.

has  not  been  employed  as  an  elected  officer  of  GrowLife  or  its  subsidiaries  or affiliates (defined for purposes of this settlement term sheet as any individual or business  entity  that  owns  at  least  5%  of  the  securities  of  the  GrowLife  having ordinary voting power) within the last five calendar years;

b.

has not received, during the current calendar year or any of the three immediately preceding calendar years, remuneration, directly or indirectly, other than de minimus remuneration, as a result of service as, or compensation paid to an entity affiliated with  the  director  that  serves  as:  (i)  an  advisor,  consultant,  or  legal  counsel  to GrowLife or to a member of the GrowLife’s senior management; or (ii) a significant customer or supplier of the GrowLife;

c.	has no personal services contract(s} with GrowLife, the Company’s subsidiaries, or any member of GrowLife’s senior management;

d.	is not affiliated with a not-for-profit entity that receives significant contributions from GrowLife;

e.	has no interest in any investment that overlaps with an investment that GrowLife has (equity, debt or hybrid);

f.

during the current calendar year or any of the three immediately preceding calendar years, has not had any business relationship with GrowLife for which GrowLife has been required to make disclosure under Regulation S-K of the SEC, other than for service as a director or for which relationship no more than de minimus remuneration was received in any one such year; provided, however, that the need to disclose any relationship that existed prior to a director joining the Board shall not in and of itself render the director non-independent;

g.	is not employed by a public company at which an executive officer of the GrowLife serves as a director;

h.	is not a member of the immediate family of any person described in subsections (a)- (g) above;

i.	is not related to prior company executives; and

j.

a director is deemed to have received remuneration (other than remuneration as a director, including remuneration provided to a non-executive Chairman of the Board or  Committee  Chairman),  directly  or  indirectly,  if  remuneration,  other  than  de minimis remuneration, was paid by the GrowLife, its subsidiaries, or affiliates, to any entity in which the director has a beneficial ownership interest of five percent or more, or to an entity by which the director is employed or self-employed other than as a director. Remuneration is deemed de minimis remuneration if such remuneration is

4

Exhibit A

$60,000 or less in any calendar year, or if such remuneration is paid to an entity, it; (i) did not for the calendar year exceed the lesser of $1 million, or five percent (5%) of the gross revenues of the entity; and (ii) did not directly result in a material; increase in the compensation received by the director from that entity.

k.

Each  independent  director  shall  annually  certify  in  writing  that  he  or  she  is independent and shall immediately inform the Board in writing of any change in his or her status. Independent Directors shall not serve on more than three (3) boards of public companies, including GrowLife;

l.

To the extent that any of GrowLife’s existing independent directors fail to meet the foregoing criteria, they shall have 18 months to comply or resign from GrowLife’s Board of Directors from the date that the Court approves of any settlement approving settlement of the derivative action that resulted in this Corporate Term Sheet.

VII.     MEETINGS IN EXECUTIVE SESSION

The Independent Directors on the Board shall meet in executive session at each regularly scheduled meeting of the Board, with a minimum requirement to meet at least four (4) times annually outside the presence of any director who serves as an officer of GrowLife.

VIII.    COMMITTEE CHAIRS

No individual member of the Board shall be the chairman of more than two committees.

IX.       RISK COMMITTEE

The Audit Committee shall assume these responsibilities until the Company grows to such size that a committee is warranted.  The Board shall review yearly whether the Company has grown to such size that a Risk Committee is warranted to adopt a resolution and draft a charter formally creating a Board-level Risk Committee that requires the following:

a.         The Risk Committee shall consist of at least three members, each of whom shall meet the independence standards set forth herein;

b.         The chair of the Risk Committee shall be selected by the members of the Risk Committee;

c.         The Risk Committee shall meet at least six times annually, including at least four times in executive sessions at which management directors are not present;

d.         The Risk Committee shall, with the participation and assistance of the Compensation Committee and the Board’s Independent Chairman, conduct annual evaluations of the Risk Compliance Officer’s (defined below) performance and effectiveness;

5

Exhibit A

e.         The Risk Committee shall be responsible for monitoring GrowLife’s compliance with all risk assessment and reporting conducted by GrowLife employees.  The Risk Committee shall be responsible for identifying material risks relating to GrowLife’s compliance. To ensure that the Risk Committee is sufficiently informed to effectively fulfill these responsibilities, the Risk Committee shall receive and review quarterly reports from the Risk Compliance Officer. The Risk Committee shall prepare a written report to the Board whenever any material risks relating to GrowLife’s compliance are identified.    This report shall include specific recommendations   regarding   proposals   for   mitigating   these   risks,   as   well   as   relevant considerations relating to the GrowLife’s disclosures of these risks;

f.          The Risk Committee shall be responsible for monitoring compliance with the GrowLife’s Code of Ethics. In the event that a violation of the Code of Ethics is sufficiently material to trigger a disclosure obligation, the Risk Committee will report the violation to the full Board;

g.         The Risk Committee shall report compliance issues that may have significant financial implications to the Audit Committee, and shall also report compliance issues (including risks relating to compliance issues) that are sufficiently material to trigger a disclosure obligation to the Audit Committee;

h.         The Risk Committee shall report to the Compensation Committee on an annual basis regarding the CEO and Chief Financial Officer’s (“CFO”) contribution to GrowLife’s culture of ethics and compliance and their effectiveness and dedication to ensuring the GrowLife’s compliance with applicable laws, rules, and regulations;

i.          The Risk Committee shall have the authority to retain separate and independent advisors or counsel to aid in fulfilling its responsibilities under its charter, which shall be at GrowLife’s expense;

j.          Within three months of final approval of the settlement, the Risk Committee shall, with the assistance of the Risk Compliance Officer and an independent advisor, review GrowLife’s  ethics  and  risk  program  and  internal  controls  over  compliance  and  implement changes as necessary. This review shall include an evaluation of the effectiveness of GrowLife’s newly-implemented controls and procedures;

k.         The Risk Committee shall conduct an annual review of the effectiveness of GrowLife’s ethics and risk program, including internal controls over compliance, with the assistance of the Risk Compliance Officer and an independent advisor, and shall implement changes to GrowLife’s program and internal controls as necessary;

l.          The Risk Committee shall keep the Board apprised of its activities and shall directly  advise  the  Board  in  detail  of  its  material  findings  on  a  periodic  basis.  The  Risk Committee  shall  annually prepare  a  written  report  to  the  Board  summarizing  its  activities, conclusions, and recommendations for the past year and its agenda for the coming year, with special focus on the reports and recommendations supplied by the Risk Compliance Officer; and

6

Exhibit A

The Risk Committee shall be responsible for overseeing the establishment, maintenance and oversight of GrowLife’s ethics hotline and website portal. The hotline and website shall be provided and monitored by an independent, third-party supplier, such as the NASDAQ OMX Whistleblower Hotline, to GrowLife employees and other stakeholders. The third-party supplier shall promptly report in writing any credible complaint to the Risk Committee within three (3) business days of receipt. The contact information for the hotline and website will be conspicuously and widely posted by GrowLife on its website and elsewhere so as to be available to not only employees but also to customers, vendors, and other third parties. The hotline and website shall provide an anonymous communication channel for employees and other stakeholders to report their concerns regarding, among other things, the integrity of GrowLife’s public disclosures, internal controls, auditing, financial reporting, regulatory compliance, and other matters.  Employees may also use this communication channel to report concerns relating to ethical business or personal conduct, integrity, and professionalism.   The Risk Committee shall ensure that all anonymous whistleblower complaints are provided to the Office of the General Counsel and that all complaints are completely and fully investigated by the Office of the General Counsel in consultation with the members of the Risk Committee and that any appropriate remedial action is taken based on the results of the investigation.   The Risk Committee and the Office of the General Counsel shall also ensure that the non-retaliation laws and policies described in the GrowLife’s Code of Conduct and Ethics are strictly complied with in order to protect any GrowLife employee who reports a complaint via the hotline or website. This reporting system, however, shall not replace the other methods employees or other stakeholders have traditionally used to communicate with GrowLife.

X.        CREATION OF RISK COMPLIANCE OFFICER POSITION

The Audit Committee shall assume these responsibilities until the Company grows to such size that a committee is warranted.  The Board shall review yearly whether the Company has grown to such size that a Risk Compliance Officer is warranted. The Board shall direct GrowLife to create the position of Risk Compliance Officer, who shall report directly to the Risk Committee of the Board.  The duties of the Risk Compliance Officer include, but are not limited to, oversight and administration of the GrowLife’s corporate governance policies (including the Code of Ethics), fostering a culture that integrates compliance and ethics into business processes and practices through awareness and training, and maintaining and monitoring a system for reporting and investigating potential compliance and ethics concerns. The Risk Compliance Officer will provide a formal report to the Risk Committee at least four (4) times annually, and will report promptly to that Committee any allegations of such compliance and ethics concerns relating to financial fraud or reporting violations.

The GrowLife’s Risk Compliance Officer shall be primarily responsible for managing GrowLife’s ethics and compliance program and for assisting the Board in fulfilling its oversight duties with regard to GrowLife’s compliance with applicable laws and regulations.   The Risk Compliance Officer shall report directly to the Risk Committee of the Board and work with other Board committees as necessary to facilitate the Board’s oversight of GrowLife’s compliance with applicable laws and regulations. The Risk Compliance Officer must have executive-level

7

Exhibit A

experience in risk mitigation and legal-regulatory compliance in a highly regulated industry. The responsibilities and duties of GrowLife’s Risk Compliance Officer shall include the following:

a.         Working with the Risk Committee to evaluate and define the goals of GrowLife’s ethics and compliance program in light of trends and changes in laws which may affect GrowLife’s regulatory compliance;

b.         Managing   and   overseeing   GrowLife’s   ethics   and   compliance   program, implementing procedures for monitoring and evaluating the program’s performance, and communicating with and informing the entire Board regarding progress toward meeting program goals;

c.         Advising GrowLife’s Risk Committee and acting as the liaison between the Risk Committee and the Board’s Risk Committee, in which capacity the Compliance Officer shall: (i) be primarily responsible for assessing organizational risk for misconduct and noncompliance with applicable laws and regulations; (ii) report material risks relating to compliance issues to the Risk Committee within three (3) days of identification of these risks; and (iii) make written recommendations for further evaluation and/or remedial action within deadlines established by the Risk Committee;

d.         Reviewing GrowLife’s draft quarterly and annual reports filed on Forms 10-Q and 10-K, and related materials prior to their publication to ensure the accuracy, completeness and timeliness of disclosures relating to compliance issues and material risks to GrowLife’s compliance with applicable laws and regulations, and reporting any material issues that may merit disclosure to GrowLife’s Risk Committee;

e.         Reviewing  GrowLife’s  press  releases,  and  related  materials  prior  to  their publication to ensure the accuracy, completeness and timeliness of disclosures relating to compliance issues and material risks to GrowLife’s compliance with applicable laws and regulations, and reporting any material issues that may merit disclosure to GrowLife’s Risk Committee;

f.         Preparing quarterly written reports to the Risk Committee evaluating, and where necessary recommending remedial action;

g.         Employing an independent third-party consultant and/or service to assist in the assessment of internal risk;

h.         Working  with  GrowLife’s  General  Counsel  to  evaluate  the  adequacy  of GrowLife’s internal controls over compliance, and developing proposals for improving these controls for submission to the Risk Committee;

i.          Overseeing and reviewing GrowLife’s marketing materials including, without limitation, postings on the GrowLife’s website, to ensure that they report accurate and up-to-date information; and

8

Exhibit A

j.          Overseeing employee training in risk assessment and compliance.

XI.       NOMINATING AND GOVERNANCE COMMITTEE

GrowLife’s Board shall adopt a resolution and draft a charter formally creating a board- level Nominating and Governance Committee and approving a Nominating and Governance Committee Charter that requires the following, at a minimum:

a.         The Nominating and Governance Committee shall continue to consist of at least three members who shall meet the NASDAQ independence requirements, as well as the independence standards defined herein;

b.         The Nominating and Governance Committee shall meet with each prospective new Board member prior to his or her nomination to the Board and then recommend whether such individual shall be nominated for membership to the Board. Any prospective new Board nominee, whether recommended by a shareholder or found by the Nominating and Governance Committee in the absence of a qualified shareholder nominee, shall be considered by the Nominating and Governance Committee. In selecting candidates for the Board, the Nominating and Governance Committee shall specifically focus on candidates with experience in corporate governance and related legal and regulatory regimes;

c.         Final approval of a director candidate shall be determined by the full Board.  The decision on whether to recommend such person to the Board shall be disclosed to shareholders after a full review by the current Board. Potential disqualifying conflicts of interests to be considered shall include interlocking directorships and substantial business, civic, and/or social relationships with other members of the Board that could impair the prospective Board member’s ability to act independently from the other Board members;

d.         The Nominating and Governance Committee shall periodically engage an independent corporate governance expert for purposes of reviewing and auditing GrowLife’s director nomination processes. The Nominating and Governance Committee shall hire an independent corporate governance expert to assist it in evaluating and reviewing any potential candidates that are identified by GrowLife’s Nominating and Governance Committee described above. In the event that no sufficiently qualified potential candidates are identified by GrowLife’s shareholders, the independent corporate governance expert shall assist the Nominating and Governance Committee in identifying qualified candidates for the new director positions;

e.         The Nominating and Governance Committee shall hire an independent corporate governance expert at least once every three years to review and evaluate GrowLife’s director nomination processes, compare these processes with best practices, and assist the Nominating and Governance Committee in developing recommendations to the Board regarding any actions to take based on its evaluation, including the implementation of new processes and procedures as necessary;

9

Exhibit A

f.         The Nominating and Governance Committee shall continue to have the authority to retain separate and independent advisors or counsel to aid in fulfilling its responsibilities under its charter, which shall be at the GrowLife’s expense; and

g.         The  Nominating  and  Governance  Committee,  within  six  (6)  months  of  final approval of the settlement, shall meet to create GrowLife’s Corporate Governance Guidelines and recommend these guidelines to the entire Board for approval, based on the Nominating and Governance Committee’s assessment of the following: (i) the Board’s access to, and review of, information from management; (ii) the Board’s responsiveness to stockholder concerns; (iii) delineation of Board and management powers; (iv) interaction between and among directors; and (v) education and development of directors.  GrowLife shall continue to post the Nominating and Governance Committee Charter on its website.

XII.     FULL TIME EMPLOYMENT BY EXECUTIVE OFFICERS

GrowLife shall require that all named executive officers work for the Company on a full- time basis (40+ hours per week) and amend all employment contracts with named executive officers to provide for employment on a full-time basis.

XIII.   FORFEITURE OF BONUSES AND PROFITS FOR RESTATEMENTS

IN COMPLIANCE WITH SECTION 304 OF SOX, if GrowLife is required under generally accepted accounting principles to prepare an accounting restatement to correct an accounting error on an interim or annual financial statement included in a report on Form 10-Q or 10-K, due to material noncompliance with any financial reporting requirement under the federal securities laws, the Board shall determine whether the restatement was caused by the knowing misconduct of the CEO or CFO:

a.         If  the  Board  determines  that  knowing  misconduct  by  the  CEO  or  CFO  has occurred and caused such restatement, it shall take the steps necessary to secure reimbursement from the responsible CEO or CFO of:

i.          any bonus or other incentive-based or equity-based compensation received by the responsible officer from GrowLife during the 12-month period following the first public issuance or filing with the Commission (whichever first occurs) of the financial document embodying such error; and

ii.         any net profits realized by the responsible officer from the sale of GrowLife securities during that 12-month period; and

b.         If the Board determines that the restatement was due to something other than misconduct, then the Board must recoup any excess incentive- or performance-based compensation paid to executive officers based on overstated GrowLife performance in order to ensure proper alignment of compensation with actual performance and long-term value creation. The Board’s determination and bases therefor must be recorded in the Board resolutions or minutes;

10

Exhibit A

c.         The  Board  shall  disclose  in  GrowLife’s  Proxy  Statement  the  results  of  its investigation into the reasons for the restatement and the amount of incentive compensation recouped, if any, on the basis of its investigation;

d.         Any monies recovered under this provision may be held in constructive trust for the benefit of the GrowLife, if the Board, in its discretion, determines that it is appropriate to do so;

e.         This provision does not purport to limit Section 304 of the Sarbanes-Oxley Act in any way, but any monies recovered under this provision shall be deemed by GrowLife to have been recovered under Section 304 of SOX; and

All  current  employment  agreements  and  contracts  relating  to  compensation  of  GrowLife’s officers and directors shall be modified to reflect this policy.

XIV.   MANAGEMENT’S ASSESSMENT OF INTERNAL CONTROLS

In addition to all requirements set forth in the SOX, GrowLife’s management shall annually assess the adequacy of the GrowLife’s internal controls, and shall report in GrowLife’s Annual Report on Form 10-K any identified material weaknesses, with respect to:

a.         the  design,  approval,  monitoring,  and  disclosure  of  products  and  services addressing the needs of legal cannabis  growing and retail operations,  including hydroponic growing equipment and retail support software developed by GrowLife;

b.         the process for payment, either directly or indirectly, to any person or entity to facilitate business opportunities of GrowLife and determination of cost of sales and/or cost of goods sold;

c.         the  internal  communication  process  associated  with  providing  products  and services addressing the needs of legal cannabis growing and retail operations, including hydroponic growing equipment and retail support software developed by GrowLife; and

d.         the external public communication process associated with providing products and services addressing the needs of legal cannabis growing and retail operations, including hydroponic growing equipment and retail support software developed by GrowLife.

XV.     INTERNAL CONTROLS AND COMPLIANCE FUNCTIONS

The Board shall review yearly whether the Company has revenue in excess of $100 million. If the Company has revenues in excess of $100 million, the Board will determine whether the following internal controls and compliance functions are in the best interest of the Company:

11

Exhibit A

a.         Identify necessary resources needed to effectively manage internal knowledge of existing laws and regulations;

b.         Assess risks of non-compliance with laws and regulations, incorporating such risk assessments into internal audit procedures;

c.         Implement technology to improve auditing techniques, data mining and predictive modeling with respect to compliance issues;

d.         The consultant shall prepare a written report annually with recommended changes to the GrowLife’s Risk Committee.  This consultant shall meet annually with the Board, CEO, CFO, General Counsel, Risk Compliance Officer and the GrowLife’s external auditors to present the written report in advance of GrowLife’s finalization of its annual Form 10-K report.   The Board shall consider implementation of each recommendation contained in the report.   As to each recommendation contained in the report, the Board shall make a decision whether or not to implement the recommendation, and shall prepare minutes setting forth the specific reason(s) for the decision (including the results of the Board vote for each recommendation that is not accepted).  The consultant report shall be attached to the Board minutes as an exhibit.  A copy of such minutes, and the consultant report shall be maintained by the General Counsel for a period of ten (10) years.  Moreover, in the final report on Form 10-K issued after the Board’s evaluation of the consultant’s report, the Board shall include a summary of the consultant’s proposals, the Board’s determination with regard to the proposal, and the reasons for such determination; and

GrowLife’s CFO shall not have been employed by one of the GrowLife’s outside auditor firms during the prior two years or, if involved in the auditor firm’s audit of GrowLife, during the prior five years.

XVI.   STOCK OWNERSHIP GUIDELINES FOR DIRECTORS AND OFFICERS

a.         The  Board  shall  review  yearly  whether  the  Company  has  revenue  in excess of $100 million. If the Company has revenues in excess of $100 million, the Board will determine whether the following internal controls and compliance functions are in the best interest of the Company:

GrowLife shall implement a new policy requiring its non-employee directors to maintain ownership of GrowLife stock in the amount of five times the base annual retainer. GrowLife shall require its CEO to maintain ownership of GrowLife stock in an amount not less than five times the annual base salary.  All other executive officers shall be required to maintain ownership of GrowLife stock in an amount not less than three times their base salaries.  These stock ownership targets must be attained within two (2) years from the settlement date or two (2) years from the date a director or officer joins GrowLife.

a.         In  developing these criteria, factors, and policies and procedures, the Compensation Committee and consultant shall specifically assess at least the following:

12

Exhibit A

(1)       The extent to which executive compensation (including base salary and performance-based compensation) should be based on industry benchmarking, subject to the provisions of Paragraph 9 and Paragraph 14 below;

(2)       The form of equity-based compensation awarded to executives, including whether executives should receive more than one form of equity based compensation;

(3)       The terms and conditions of stock-based compensation awarded to the CEO and CFO, including vesting and exercise periods, and whether they ensure proper alignment with long-term shareholder value;

(4)       The   appropriateness   of   the   current   levels   of   guaranteed compensation provided to the CEO, CFO, and members of the Board;

(5)       The appropriateness of current employment agreements, including any termination/severance packages provided to the CEO, CFO, and members of the Board; and

(6)       The terms of any change of control agreements;

b.         GrowLife’s compensation plan shall include the following criteria, factors, and policies and procedures:

(7)       Cash incentive plans for senior executives shall be assessed based on  an  analysis  of  performance,  including  their  effectiveness  in  promoting  GrowLife’s compliance  with  applicable  rules  and  regulations  and  addressing  and  resolving  any related compliance issues;

(8)       Any compensation that is awarded based on industry benchmarks shall include consideration of compensation of officers and directors holding comparable positions at not-for-profit educational institutions of comparable size and scope;

(9)       Executive’s recent compensation history, including special or unusual compensation payments, shall be taken into consideration in approving compensation;

(10)     Compensation arrangements shall maintain an appropriate balance between base salary and long-term and annual incentive compensation; and

(11)     Employment agreements must not contain guaranteed bonuses, automatic increases in compensation, or golden parachutes, unless disclosed and approved in advance by shareholder vote.  Existing employment agreements containing such provisions must be amended to remove such provisions.

XVII.  BOARD OVERSIGHT OF STOCK REPURCHASES

a.         The  Board  shall  review  yearly  whether  the  Company  has  revenue  in excess of $100 million. If the Company has revenues in excess of $100 million, the Board will

13

Exhibit A

determine whether the following internal controls and compliance functions are in the best interest of the Company:

(1)       Before authorizing any program to repurchase GrowLife stock, the Board shall evaluate management’s recommendation and determine independently whether such a repurchase program is in the best interests of GrowLife.   The primary evaluation shall be conducted by the Audit Committee, which shall prepare a written recommendation to the whole Board.   The Audit Committee’s recommendation and the Board’s decision must include determinations as to whether:

(2)       The proposed repurchases would be the best use of GrowLife cash and serve the best interests of GrowLife and its shareholders;

(3)       The proposed repurchases constitute appropriate management of GrowLife’s capital and shareholder equity;

(4)       The proposed repurchases are not intended for improper purposes, such as short-term manipulation of GrowLife’s stock price;

(5)       The repurchases will not, standing alone or when combined with material loss contingencies, have a material negative impact on GrowLife’s liquidity or capital structure; and

(6)       GrowLife’s financial statements and other public disclosures do not misstate or omit material facts necessary to ensure that the range of market prices at which the repurchases are anticipated to take place are not artificially inflated;

b.         The Audit Committee and the Board shall consider the opinions of independent financial analysts, auditors, and legal counsel to the extent necessary to make a reasonably informed decision with respect to stock repurchases; and

c.         Following authorization of a stock repurchase program, the Board shall review and evaluate the program quarterly to confirm its assessment that the repurchase of shares at  prevailing  market  prices  is  the  best  use  of  GrowLife  cash  and  appropriately  manages GrowLife capital.   The Board shall consider whether significant developments, such as in GrowLife’s actual or expected operational performance, business strategy, relevant markets, risk profile, liquidity, capital structure, stock price, or material undisclosed information require a re- evaluation or termination of the stock repurchase program.

XVIII.  INSIDER TRADING POLICY

In addition to GrowLife’s Insider Trading Policy attached its Form 8-k dated June 10,

2014,  GrowLife  shall  publish  its  insider  trading  policy  in  its  Form  10-K  or  annual  proxy statement.  The policy shall be amended as necessary to include the following provisions:

14

Exhibit A

a.         GrowLife will maintain a policy prohibiting the Board, senior executive officers, and other employees designated in writing by a member of senior management from holding, directly or indirectly, any security tied to the performance of GrowLife other than GrowLife common stock and stock options delivered directly to employees by the GrowLife under GrowLife’s option and incentive plans;

b.         GrowLife will require pre-approval by the General Counsel (or his or her designees) of all proposed transactions in GrowLife securities by section 16 of the Exchange Act, directors and officers that are not executed pursuant to a valid SEC Rule 10b5-1 trading plan;

c.         GrowLife will prohibit trading of GrowLife securities by section 16 of the Exchange Act, officers for the period of time beginning no later than the fifteenth day of the last month of each quarter and ending no earlier than forty-eight hours after the release of earnings each quarter; and

d.         Failure to comply with the GrowLife’s insider trading policy will result in an assessment by the Office of General Counsel concerning appropriate disciplinary action, including but not limited to cancellation of outstanding stock options, disqualification from performance-based compensation, and termination.

XIX.    ROTATION OF INDEPENDENT AUDITOR

The Company will utilize as its independent auditor only a PCAOB registered accounting firm that complies with the SEC’s lead audit partner rotation requirements.

XX.     DIRECTOR AND OFFICER RISK ASSESSMENT AND COMPLIANCE TRAINING

GrowLife shall institute annual OFFICER training concerning risk assessment and compliance at the GrowLife:

(a)       The Risk Compliance Officer, OR DESIGNEE, and the GrowLife’s General Counsel shall be charged with primary responsibility for education pursuant to this provision;

(b)       Training shall be mandatory for all directors AND officers the GrowLife. Training shall be annual for all such persons, and in the event a person is appointed or hired after the  annual  training  for  a  particular  year,  a  special  training  session  shall  be  held  for  such individual within THIRTY (30) business days of his or her appointment or hiring;

(c)       Training shall include coverage of risk assessment and compliance, GrowLife’s Code of Conduct & Ethics, Insider Trading Policy, whistleblower provisions, and any and all manuals or policies established by GrowLife concerning legal or ethical standards of conduct  to  be  observed  in  connection  with  work  performed  for  GrowLife  (“GrowLife’s Policies”); and

15

Exhibit A

(d)       Training shall be in person where practicable. In the limited circumstances where training in person is not possible, training should be interactive, Internet-based training.

Upon completion of training, the person receiving the training shall provide a written certification as to his or her receipt and understanding of the obligations under GrowLife’s Policies.  Each written certifications shall be maintained by GrowLife’s General Counsel for a period of ten (10) years from the date it was executed.

XXI.   WHISTLEBLOWER PROGRAM

In addition to the establishment of an ethics hotline described in Section IX, GrowLife shall enact the following additional whistleblower mechanisms:

(a)       The  provisions  of  the  Code  of  Ethics  shall  make  clear  that  the whistleblowing provisions are designed to report any potential or suspected violation of any federal or state law (in any form including accounting violations, insider trading, etc.), and not simply to report violations of internal GrowLife policies;

(b)       In addition to the mechanisms for reporting a complaint through the ethics hotline, the reporting person (i.e. the “whistleblower”) shall be directed to report the matter to an independent party (the “Third Party”) retained by GrowLife to receive such complaints by mail or e-mail.   Such complaints may be anonymous, but the Code of Ethics shall encourage the whistleblower to reveal their identity to permit a more efficient and timely resolution of the matter.  The current representations in the Code of Conduct & Ethics concerning protection from retaliation shall be repeated in the modified policy;

(c)       All complaints received by the Third Party shall be forwarded in writing to the Risk Compliance Officer who shall promptly investigate each complaint.  In addition, each complaint shall be provided to the Board;

(d)       A log of such complaints, as well as the results of all investigations of complaints, shall be memorialized in writing and maintained by the Risk Compliance Officer and GrowLife’s General Counsel for a period of not less than ten (10) years.  GrowLife shall require its outside auditor to review the log and investigation results in connection with each fiscal quarter review and each annual audit;

(e)       Where the whistleblower has identified him/herself in the complaint, the Risk Compliance Officer shall notify the whistleblower when the investigation or evaluation of the complaint is complete and the results thereof. The whistleblower shall further be notified that if he or she does not believe his or her report was properly explained or resolved, he or she may contact the full Board, its outside counsel and its external auditor concerning the complaint; and

16

Exhibit A

(f)        All contact information and directions for the Whistleblower Hotline shall be conspicuously and wide posted by GrowLife on its website and elsewhere, as to be available not only to employees but also to customers, vendors and other third parties.

17

Exhibit A